UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 5, 2005

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of
                Principal Officers.

Today Central Vermont issued the following news release:

NEWS RELEASE

Contact: Steve Costello (802) 747-5427       (802) 775-0486 (home)       (802) 742-3062 (pager)

For Immediate Release: Oct. 11, 2005

CVPS CFO resigns; internal auditor accepts interim post

RUTLAND -- Jean Gibson tendered her resignation as senior vice president, chief financial officer, and treasurer of Central Vermont Public Service Corp., effective Oct. 10, 2005.

"Jean has been a vital part of the management team and deserves credit for our financial reporting compliance with the Sarbanes-Oxley Act. I am confident in our continued ability to meet the highest standards in our financial management of the company," President Bob Young said.

"In the spirit of Sarbanes Oxley, it is important to note that Jean's resignation is not related to any inaccuracy or omission in the company's accounting systems or financial reporting," Young said. "CVPS maintains the highest standards for its internal controls and financial reporting. Our independent auditors issued an unqualified opinion on our financial statements through year-end 2004. In addition, we received an unqualified opinion from our independent auditors regarding management's assessment of our internal controls over financial reporting through year-end. The company and our auditors continue to test these controls throughout the year."

Ed Ryan has been appointed to serve as the acting chief financial officer and treasurer for the company, effective immediately. Ryan began his career at CVPS in 1984. In 2000, Ryan, then director of accounting, left the company to join the Home Service Store, a CVPS affiliate, where he served as controller until 2003. He then rejoined CVPS as director of internal audit.

Ryan received his undergraduate degree from Castleton State College and a Master's in Business Administration from the University of Vermont.

"Ed knows the company, and will serve us well as we move forward," Young said. "He is a skilled and talented leader who understands our business and can provide strong leadership to the Finance Department of the company."

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Robert H. Young Robert H. Young President and Chief Executive Officer

October 11, 2005